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                                                                    Exhibit 21.1


                           Subsidiaries of the Company


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Name                                                 Jurisdiction of Incorporation
----                                                 -----------------------------
Juniper Networks K.K.                                            Japan
Juniper Networks B.V.                                       The Netherlands
Juniper Networks Cayman Ltd.                                     Cayman
Juniper Networks FSC Ltd.                                       Barbados
Juniper Networks U.K. Ltd.                                   United Kingdom
Juniper Networks GmbH                                           Germany
Juniper Networks France Sarl                                     France
Juniper Networks Australia Ltd.                                Australia
Juniper Networks Hong Kong Ltd.                                Hong Kong
Juniper Networks South Asia Ltd.                               Hong Kong
Juniper Networks China Ltd.                                    Hong Kong
Juniper Networks Canada Inc.                                     Canada
Juniper Networks Trading GmbH                                   Austria
Juniper Networks Belgium N.V.                                   Belgium
Juniper Networks Taiwan LLC                                      Taiwan
Juniper Networks Brazil Ltd.                                     Brazil
Juniper Networks Denmark                                        Denmark
Juniper Networks Finland O.Y.                                   Finland
Juniper Networks India Ltd.                                      India
Juniper Networks Italy SRL                                       Italy
Juniper Networks Korea Inc.                                      Korea
Juniper Networks Malaysia SDN BHD                               Malaysia
Juniper Networks Mexico SA DE CV                                 Mexico
Juniper Networks (Singapore) PTE Ltd.                          Singapore
Juniper Networks Spain SRL                                       Spain
Juniper Networks Sweden AB                                       Sweden
Juniper Networks Switzerland GmbH                             Switzerland
Juniper Networks Ireland Ltd.                                   Ireland
Juniper Networks Limited                                         Cyprus
Juniper Acquisition Corporation                                 Delaware
Juniper Networks International, Inc.                            Delaware
Juniper Networks Credit Corporation                              Nevada
Menlo/Juniper Networks LLC                                     California
Juniper Networks (US), Inc.                                    California
Pacific Broadband Communications Eurl                            France
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